Exhibit 10.2

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
JMAR TECHNOLOGIES, INC.

Adopted in accordance with the provisions of
Section 242 of the General Corporation Law
of the State of Delaware

     The undersigned, Joseph G. Martinez , Senior Vice President and Secretary of JMAR TECHNOLOGIES, INC., a corporation existing under the laws of the State of Delaware (hereinafter referred to as the “Corporation”), does hereby certify as follows:

     FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that the amendment be considered at the next annual meeting of the stockholders. The resolution setting forth the proposed amendment is as follows:

“RESOLVED: That Article FOURTH of the Certificate of Incorporation is amended to read in its entirety as follows:

‘The total number of shares of all classes of stock which the Corporation shall have authority to issue is Eighty-Five Million (85,000,000) shares, of which Eighty Million (80,000,000) shares shall be Common Stock, par value $0.01 per share and Five Million (5,000,000) shares shall be Preferred Stock, par value $0.01 per share, issuable in one or more series.’

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the amendment was considered at the next annual meeting of the stockholders and the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to its Certificate of Incorporation to be executed on its behalf by its Senior Vice President and Secretary this 12th day of November, 2004.

/s/ JOSEPH G. MARTINEZ
Joseph G. Martinez, Senior Vice President & Secretary